Exhibit 99.1

Teleflex®		NEWS

155 South Limerick Road, Limerick, PA 19468 USA

Phone 610-948-5100 • Fax 610-948-0811

Contact:	Julie McDowell Vice President Corporate Communications 610-948-2836

FOR IMMEDIATE RELEASE April 20, 2005

TELEFLEX REPORTS FIRST QUARTER 2005 RESULTS
STRONG CASH FLOW FROM OPERATIONS

Double-Digit Operating Profit Improvement in Aerospace and Medical Segments

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today reported that revenues from continuing operations for the first quarter of 2005 increased 8 percent to $626.0 million, compared to $579.7 million for the first quarter of 2004. Cash flow from continuing operations increased substantially to $59.4 million, compared to $16.8 million realized in the same quarter last year. Free cash flow (cash flow from operations less capital expenditures and dividends) was $36.9 million, an increase of more than $40 million over the same period in the prior year.

For the first quarter of 2005, the Company reported net income of $38.7 million or 95 cents per diluted share compared to net income of $29.5 million or 73 cents per diluted share for the prior year period. For the first quarter of 2005, income from continuing operations was $25.0 million or 61 cents per diluted share. Income from continuing operations excluding special charges related to the restructuring and divestiture program was $31.2 million or 77 cents per diluted share. This compares with income from continuing operations of $31.6 million or 78 cents per diluted share for the prior year period which included a contribution of 3 cents from businesses that have since been divested.

Income from discontinued operations, which reports the results of the divested operations of Sermatech International as well as the Company’s automotive pedal systems business, was $13.7 million or 34 cents per diluted share for the first quarter of 2005. This includes a gain on sale of assets related to the Sermatech divestiture of $34.4 million pre-tax, or 58 cents per diluted share. The results also include a charge of $12.9 million pre-tax or 23 cents per diluted share related to a further write down of the automotive pedal systems business. In the first quarter of 2004, the loss from discontinued operations was $2.1 million or 5 cents per diluted share.

“In the first quarter, Teleflex showed positive momentum from an operating standpoint,” said Jeffrey P. Black, president and chief executive officer. “In particular, our core businesses demonstrated

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their underlying ability to generate strong cash flow. We expect the benefits of our ongoing restructuring program and the pruning of our portfolio to accelerate our cash generating ability as the year progresses.”

Black continued, “While we still have much to do, we are pleased with the progress we have made thus far. During the quarter, we were encouraged to see improved results in our Aerospace Segment both sequentially and year over year. The successful sale of Sermatech International was a major step in the continued transition of our portfolio, we remained ahead of schedule on the integration of HudsonRCI in our Medical Segment and we made good progress on the execution of our restructuring and divestiture program.”

First Quarter 2005 Income from Continuing and Discontinued Operations

The following table reconciles income and diluted earnings per share from continuing and discontinued operations as reported to income and diluted earnings per share from continuing and discontinued operations excluding special charges and gain on sale of assets.

	1Q Continuing Operations			1Q Discontinued Operations

		(dollars in thousands, except per share)
Income and diluted earnings per share	$24,979		$0.61	$13,747	$0.34
Special charges:
Restructuring costs	7,294			12,874
Income tax (benefit) on restructuring costs	(2,388)			(3,327)

Restructuring costs net of tax	4,906		0.12	9,547	0.23
Certain charges related to inventory adjustments (reported in materials, labor and other product costs)	2,000
Income tax (benefit) on certain charges	(720)

Certain charges, net of tax	1,280		0.03
Gain on sale of assets		.		(34,434)
Income tax on gain on sale of assets				10,837

Gain on sale of assets, net of tax				(23,597)	(0.58)

Rounding			0.01

Income and diluted earnings per share excluding special charges and gain on sale of assets	$31,165		$0.77	$(303)	$(0.01)

Restructuring and Divestiture Program

The charges associated with the restructuring and divestiture program for continuing operations during the first quarter were $9.3 million and by segment they were as follows: Commercial $0.5 million, Medical $4.2 million and Aerospace $4.6 million. This includes $7.3 million in restructuring costs and $2.0 million in certain charges related to inventory adjustments. Combined with the discontinued operations charge of $12.9 million noted above, the total charges associated with the restructuring and divestiture program for the first quarter were $22.2 million. Total costs related to this program are now projected to be between $203 and $211 million due to the further write down of the assets of the automotive pedal systems business. The total anticipated cash cost of the program remains in line with previous estimates.

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Portfolio Review Program

During the quarter, the Company reported additional product and business line divestitures associated with its ongoing portfolio review program. At the end of February, the Company completed the sale of its Sermatech International business, previously reported as part of the Aerospace Segment. The Company also completed the sale of two small product lines which were part of its Medical Segment and an industrial cables business in the Commercial Segment earlier in the quarter.

Jeff Black noted, “We expect continued activity in 2005 as we move forward with the automotive pedal systems business divestiture process and other portfolio adjustments. At the same time, we have focused our resources on identifying new opportunities and growing our businesses that have a strong cash return, sustainable business strategy and a position in markets with potential for growth.”

Continuing Operations Commentary

The following segment discussion excludes the impact of discontinued operations and items included in restructuring costs as disclosed in the condensed consolidated statements of income. For the first quarter of 2005, the Company’s overall revenue growth of 8 percent consisted of 3 percent from core growth, 2 percent from currency, 1 percent from consolidation of variable interest entities, and 8 percent from acquisitions, which were offset by a 6 percent decline from dispositions.

Commercial Segment

For the first quarter 2005, Commercial Segment revenue declined 3 percent. Increases of 5 percent in core growth and 2 percent in currency were more than offset by a 10 percent decrease resulting from the disposition of four businesses during 2004. The Segment benefited from strength in sales of new products across marine and industrial OEM markets. However, a slow start for the marine aftermarket resulted in a slight decline in marine market revenues as compared with the prior year. Revenues from the Tier 1 automotive business decreased compared to first quarter 2004 entirely as a result of the sale of an automotive cables business in the second quarter of 2004.

As expected, Commercial Segment operating profit declined 22 percent to $24.8 million from $31.7 million in 2004 when compared to first quarter last year. This reflects the impact of divestitures in 2004, the previously-forecasted impact of customer price reductions, material and other cost increases in the Tier 1 automotive business that began in the second quarter of last year, and volume related contributions from marine markets.

Medical Segment

In the first quarter 2005, Medical Segment revenue growth of 41 percent consisted of 7 percent from core growth, 3 percent from currency, 2 percent from the consolidation of variable interest entities, and 30 percent from acquisitions, offset by a 1 percent decline from dispositions.

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Medical Segment revenues increased primarily as a result of the increased sale of disposable medical products related to the third quarter acquisition of HudsonRCI, a provider of respiratory care products. Sales were especially strong for the disposable medical products business in Europe. Sales of surgical instruments and medical devices increased primarily as a result of new product sales and volume increases for specialty devices sold to medical device manufacturers.

Medical Segment operating profit improved 44 percent primarily as a result of the acquisition but with a solid contribution from improvements in the core business.

Aerospace Segment

In the first quarter of 2005, Aerospace Segment revenues declined 5 percent. Core growth in repair product and services and growth in sales of both narrow-body cargo loading systems and wide- body cargo system conversions were offset by the phase out of industrial gas turbine aftermarket services.

Operating profit increased by 36 percent compared to the same period last year. Precision-machined components contributed to the improvement as did a reduction in losses resulting from the exit of the industrial gas turbine aftermarket services.

Outlook

Commenting on the outlook for 2005, Mr. Black said, “We are pleased with our performance in the first quarter and remain comfortable with our earnings outlook for the year.” The Company anticipates diluted earnings per share from continuing operations excluding special charges related to restructuring and divestiture for the full year 2005 will be in the range of $3.60 to $3.80. This outlook also does not include any gains, losses, or other costs associated with portfolio actions. As a result of reporting the Sermatech International divestiture as a discontinued operation, the Company expects reported earnings per share from continuing operations to be in the range of $2.76 to $3.00.

Added Black, “This should be a strong year for Teleflex with excellent cash flow from operations and improving financial performance. As the year goes on, we expect to begin to see progressive benefits from the restructuring and divestiture program, the integration of HudsonRCI and the portfolio actions we have discussed previously.”

As previously announced, Teleflex will comment on its first quarter 2005 results on a conference call to be held Thursday, April 21, at 10:00 a.m. (ET). The call and accompanying slides will be available live and archived on the company’s website at www.teleflex.com. An audio replay will be available from April 21 until April 26 by calling 888-286-8010 (US/Canada) or 617-801-6888 (International) and enter Passcode # 35920608.

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First Quarter Restructuring and Other Charges by Segment

	Commercial	Medical	Aerospace	Total
		(dollars in thousands)
Severance and stay bonuses for terminated employees	$873	$2,446	$450	$3,769
Contract termination costs	(531)	458		(73)
Write down of certain asset values		490	1,898	2,388
Other restructuring costs	111	812	287	1,210

Total included in restructuring costs	453	4,206	2,635	7,294
Write down of realizable inventory values			2,000	2,000

Total	$453	$4,206	$4,635	$9,294

Total Projected Restructuring and Other Charges
(dollars in thousands)

Severance and stay bonuses for	$			$
Terminated employees		46,000	To		50,000
Write down of certain asset values		124,000	To		124,000
Contract termination costs		12,000	To		14,000
Other		21,000	To		23,000

		$203,000			$211,000

Additional Notes and Notes on Non-GAAP Financial Measures:
During the third quarter of 2004 the Company adopted the provisions of FIN46® and consolidated certain variable interest entities that had not been consolidated under prior accounting pronouncements.

The Company has determined that it is appropriate to separately identify the following financial measures for all of its majority, but not wholly-owned subsidiaries. The minority interest in consolidated subsidiaries previously included in selling, engineering and administrative expenses totaled $4.1 million in first quarter 2004. This reclassification has no impact on previously reported net income.

This press release addresses free cash flow and certain income measures which exclude the effect of restructuring and other costs associated with our restructuring and divestiture program, which may be considered non-GAAP financial measures. A table reconciling cash flow from operations to free cash flow is set forth below. A table reconciling income and diluted earnings per share from continuing and discontinued operations to income and diluted earnings per share from continuing and discontinued operations excluding special charges and gain on sale of assets is set forth above.

The reconciliation of cash flow from operations to free cash flow is as follows:

	1Q 2005	1Q 2004
	(dollars in thousands)
Cash flow from operations	$59,356	$16,843
Capital expenditures	(13,503)	(14,557)
Dividends	(8,918)	(8,000)

Free cash flow	$36,935	$(5,714)

Teleflex at a Glance:
Teleflex is a diversified industrial company with annual revenues of more than $2.4 billion. The Company designs, manufactures and distributes quality engineered products and services for the automotive, medical, aerospace, marine and industrial markets worldwide. Teleflex employs more than 20,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex, including a recent archived conference call with analysts and investors, can be obtained from the Company’s website on the Internet at www.teleflex.com.

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Caution Concerning Forward-looking information:
This press release contains forward-looking statements, including, but not limited to, statements relating to projected costs of the restructuring program; anticipated divestitures and portfolio adjustments; forecast 2005 diluted earnings from continuing operations excluding special charges related to restructuring and divestiture; forecast 2005 diluted earnings per share from continuing operations; anticipated cash flow from operations and improving financial performance; and anticipated benefits from the restructuring and divestiture program; the integration of HudsonRCI and previously discussed portfolio actions. Actual results could differ materially from those in these forward-looking statements due to, among other things, inability to sell businesses at prices, or within time-periods, anticipated by management; unanticipated expenditures in connection with the effectuation of restructuring programs; costs and length of time required to comply with legal requirements applicable to certain aspects of the restructuring program; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; customer reaction to the program; and other factors described in Teleflex’s filings with the Securities and Exchange Commission.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 27,		March 28,
	2005		2004
		(Dollars and shares in thousands,
		except per share)
Revenues.......................................................................................................	$	626,029	$	579,689
Materials, labor and other product costs..................................................................		452,054		415,299

Gross profit..................................................................................................		173,975		164,390

Selling, engineering and administrative expenses.......................................................		116,390		110,770
Restructuring costs...........................................................................................		7,294		—

Income from continuing operations before interest, taxes and minority interest..................		50,291		53,620
Interest expense, net.......................................................................................		11,088		6,775

Income from continuing operations before taxes and minority interest.............................		39,203		46,845
Taxes on income from continuing operations............................................................		9,526		11,138

Income from continuing operations before minority interest...........................................		29,677		35,707
Minority interest in consolidated subsidiaries............................................................		4,698		4,112

Income from continuing operations.....................................................................		24,979		31,595
Operating income (loss) from discontinued operations (including gain on disposal of $34,434 and $0, respectively).............................................................		21,178		(1,800)
Taxes on income (loss) from discontinued operations...................................................		7,431		323

Income (loss) from discontinued operations..............................................................		13,747		(2,123)

Net income....................................................................................................	$	38,726	$	29,472

Earnings per share:
Basic:
Income from continuing operations................................................................		$0.62	$	0.79
Income (loss) from discontinued operations.......................................................		$0.34	$	(0.05)

Net income..........................................................................................		$0.96	$	0.74

Diluted:
Income from continuing operations................................................................		$0.61	$	0.78
Income (loss) from discontinued operations.......................................................		$0.34	$	(0.05)

Net income..........................................................................................		$0.95	$	0.73

Dividends per share..........................................................................................		$0.22	$	0.20
Weighted average common shares outstanding:
Basic........................................................................................................		40,453		39,990
Diluted...................................................................................................		40,699		40,457

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 27,		December 26,
	2005		2004
		(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........	$	165,406	$	115,955
Accounts receivable, net........................................................................... ..		488,194		514,179
Inventories............................................................... .............................		422,908		431,399
Prepaid expenses........................................................................ ..........		39,283		32,525
Assets of discontinued operations............................................................ ....		48,131		54,384

Total current assets............................................................... .............		1,163,922		1,148,442

Property, plant and equipment, net...................................................................		527,107		584,252
Goodwill.................................................................................... ..............		517,927		524,134
Intangibles and other assets...........................................................................		234,431		244,859
Investments in affiliates.............................................................................. ..		23,756		24,194
Deferred tax asset....................................................................................		102,863		108,555

Total assets............................................................... ......................	$	2,570,006	$	2,634,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$57,612	$	101,856
Accounts payable........................................................................... .......		191,355		183,700
Accrued expenses........................................................................ ..........		196,831		210,027
Income taxes payable........................................................................... ....		15,274		11,853
Liabilities of discontinued operations............................................................		24,719		27,811

Total current liabilities................................................ ..........................		485,791		535,247
Long-term borrowings.............................................................................. ....		654,090		685,912
Deferred tax liability............................................................................. .......		136,442		137,349
Other liabilities........................................................................... .............		100,299		100,717

Total liabilities................................................ ..................................		1,376,622		1,459,225
Minority interest in equity of consolidated subsidiaries..........................................		62,100		65,478
Shareholders’ equity....................................................................................		1,131,284		1,109,733

Total liabilities and shareholders’ equity....................................................	$	2,570,006	$	2,634,436

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 27,		March 28,
	2005		2004
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income..............................................................................................	$	38,726	$	29,472
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations..................................................		(13,747)		2,123
Depreciation expense..............................................................................		21,755		22,583
Amortization expense of intangible assets....................................................		3,785		2,485
Amortization expense of deferred financing costs...........................................		234		—
Impairment of long-lived assets................................................................		2,388		—
Minority interest in consolidated subsidiaries.................................................		4,698		4,112
Net change in operating assets and liabilities................................................		1,517		(43,932)

Net cash provided by operating activities...................................................		59,356		16,843

Cash Flows from Financing Activities:
Proceeds from long-term borrowings...............................................................		16,000		—
Reduction in long-term borrowings...............................................................		(40,411)		(4,851)
Increase (decrease) in notes payable and current borrowings..................................		(43,575)		7,037
Proceeds from stock compensation plans.........................................................		5,080		10,168
Dividends.............................................................................................		(8,918)		(8,000)

Net cash provided by (used in) financing activities......................................		(71,824)		4,354

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment...................................................		(13,503)		(14,557)
Proceeds from sale of businesses and assets......................................................		86,920		—
Investments in affiliates...............................................................................		96		(476)
Other...................................................................................................		(2,948)		335

Net cash provided by (used in) investing activities........................................		70,565		(14,698)

Net cash used in discontinued operations.............................................................		(8,646)		(181)

Net increase in cash and cash equivalents............................................................		49,451		6,318
Cash and cash equivalents at the beginning of the period............................................		115,955		56,580

Cash and cash equivalents at the end of the period...................................................	$	165,406	$	62,898

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	March 27,		March 28,
	2005		2004
	(Dollars in thousands)
Revenues:
Commercial...................................................... ........................................	$	303,808	$	313,347
Medical............................................................... .....................................		212,330		150,600
Aerospace......................................................... ........................................		109,891		115,742

Total revenues............................................. ...........................................		626,029		579,689

Operating profit (1):
Commercial...................................................... ........................................		24,817		31,716
Medical............................................................... .....................................		33,062		22,906
Aerospace......................................................... ........................................		1,963		1,447

Total operating profit................................................. ...............................		59,842		56,069
Corporate expenses.................................................................. ..........................		6,955		6,561
Restructuring costs............................................................................... .............		7,294		—
Minority interest in consolidated subsidiaries (2).................................................. ........		(4,698)		(4,112)
Income from continuing operations before interest, taxes and minority interest..................	$	50,291	$	53,620

(1)	Segment operating profit is defined as a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Corporate expenses, restructuring costs, interest expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended March 27, 2005 and March 28, 2004, respectively.

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